Michael F. Cronin, CPA
687 Lee Road, Ste 210 Rochester, NY 14606	407-754-7027 Email mikeccpa@aol.com	1574 Eagle Nest Circle Winter Springs, FL 32708

October 12, 2009
Securities & Exchange Commission
100 F Street NE
Mail Stop 6010
Washington, DC 20549

Dear Sir/Madam:

Apogee Robotics, Inc. (the “Company”) has made available to me a copy of its Current Report on Form 8-K, dated August 13, 2009 in which it provides information pursuant to item 4.01 with regard to “Changes in Registrant’s Certifying Account”.

I have reviewed the disclosure under Item 4.01 and agree with its statements concerning the scope and results of my engagement as the Company’s prior auditor.

Sincerely,
s/ Michael F. Cronin
Michael F. Cronin
Certified Public Accountant NY, FL